Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Imation Corp. of our report dated March 13, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Imation Corp's Annual Report on Form 10‑K for the year ended December 31, 2012. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, MN
March 21, 2013